Exhibit (d)




           [On letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

                                                                          [Date]

Citibank, N.A.
388 Greenwich Street, 14th Floor
New York, New York 10013

     Re: [Insert number] American Depositary Shares (the "ADSs") Representing [insert number] of Ordinary Shares (the "Shares"), par value HK$0.25 each, of Hutchison Telecommunications International Limited
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Ladies and Gentlemen:

     We have acted as your special United States counsel in connection with the filing of the Registration Statement (the "Registration Statement") on Form F-6 under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the ADSs issued under a Deposit Agreement (the "Deposit Agreement"), the form of which is set forth as an exhibit to the Registration Statement, by and among you, as Depositary (the "Depositary"); Hutchison Telecommunications International Limited, a company organized under the laws of the Cayman Islands; and each holder and beneficial owner from time to time of the ADSs issued thereunder.

     In rendering the opinion set forth below, we have examined and relied on an original of the registration statement on Form F-6 (File No._________) as filed with the Securities and Exchange Commission (the "Commission") on September [ ], 2004 under the Securities Act. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Depositary and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Depositary and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Depositary, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Depositary and others and of public officials.

     The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

     (a) the Shares (i) have been duly authorized and validly issued and are fully paid and nonassessable and that any preemptive rights with respect to the Shares have been validly waived or exercised, (ii) are free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind or any restriction on transfer or voting, and (iii) are deposited with the Hong Kong office of Citibank, N.A. as custodian under and in accordance with all applicable laws and regulations; and

     (b) the ADRs have been signed by the manual or facsimile signature of an authorized officer of each of the Depositary and the registrar for the Shares (the "Registrar"), and the ADRs have been registered in the books maintained by the Registrar for the registration of issuances and transfers of ADRs.

     We do not express any opinion as to any laws other than (a) those laws, rules and regulations of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Deposit Agreement and (b) the federal laws of the United States of America to the extent referred to specifically herein. Insofar as the opinion expressed herein relates to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws do not affect the opinion set forth herein. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

     Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement becomes effective under the Act, the ADRs evidencing the ADSs, when duly issued and delivered in accordance with the terms of the Deposit Agreement, will be validly issued and will entitle the person in whose name each ADR is registered to the rights specified in the ADRs and in the Deposit Agreement.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                      Very truly yours,